As filed with the Securities and Exchange Commission on October 12, 2007

Registration No. 333-120254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Brink’s Company

(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court

P.O. Box 18100

Richmond, Virginia 23226-8100

(Address of Principal Executive Offices)

1994 Employee Stock Purchase Plan of The Brink’s Company

(Full title of the plan)

Austin F. Reed, Esq.

Vice President, General Counsel and Secretary

The Brink’s Company

1801 Bayberry Court

P.O. Box 18100

Richmond, Virginia 23226-8100

(804) 289-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Louanna O. Heuhsen, Esq.

W. Lake Taylor, Jr., Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

DEREGISTRATION OF SECURITIES

The Brink’s Company (the “Company”) registered 500,000 additional shares of its common stock, par value $1.00 per share (“Common Stock”), for issuance under the 1994 Employee Stock Purchase Plan of The Brink’s Company (the “1994 Plan”) pursuant to Registration Statement on Form S-8 (Registration No. 333-120254) filed with the Securities and Exchange Commission on November 5, 2004 (the “Registration Statement”). The Company has terminated the 1994 Plan and will not issue any additional shares of Common Stock under the 1994 Plan. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration 390,873 shares of Common Stock registered for issuance under the 1994 Plan pursuant to the Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description
24.1	Power of Attorney.

24.2*	Powers of Attorney.

*	Previously filed as Exhibit 24 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 12th day of October, 2007.

THE BRINK’S COMPANY
(Registrant)

By:	/s/ Austin F. Reed
Name:	Austin F. Reed
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael T. Dan	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 12, 2007
Michael T. Dan

/s/ Robert T. Ritter	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 12, 2007
Robert T. Ritter

*	Director	October 12, 2007
Roger G. Ackerman

*	Director	October 12, 2007
Betty C. Alewine

*	Director	October 12, 2007
James R. Barker

*	Director	October 12, 2007
Marc C. Breslawsky

Director
John S. Brinzo

Director
Thomas R. Hudson Jr.

Director
Murray D. Martin

Director
Lawrence J. Mosner

*	Director	October 12, 2007
Carl S. Sloane

Director
Timothy Smart

*	Director	October 12, 2007
Ronald L. Turner

* By:	/s/ Austin F. Reed
Austin F. Reed, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney.

24.2*	Powers of Attorney.

*	Previously filed as Exhibit 24 to the Registration Statement.